As filed with the Securities and Exchange Commission on September 7, 2001
                                                    Registration No. 33-________
                            ========================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                       NEW BRUNSWICK SCIENTIFIC CO., INC.
             (Exact name of registrant as specified in its charter)
                                 _______________



     New  Jersey
(State  or  other  Jurisdiction  of                                   22-1630072
incorporation  or  organization)     (I.R.S.  Employer  Identification  No.)

                         44 Talmadge Road, P.O. Box 4005
                          Edison, New Jersey 08818-4005
                                 (732) 287-1200
               (Address, including zip code, including area code,
                  of registrant's principal executive offices)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
                1999 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLAN)

                            DAVID FREEDMAN, CHAIRMAN
                         44 TALMADGE ROAD, P.O. BOX 4005
                          EDISON, NEW JERSEY 08818-4005
                                 (732) 287-1200
             (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ___________________

                                   COPIES TO:
                             PETER D. HUTCHEON, ESQ.
                        NORRIS, MCLAUGHLIN & MARCUS, P.A.
                                721 ROUTE 202-206
                                  P.O. BOX 1018
                           SOMERVILLE, NJ   08876-1018
                                 (908) 722-0700
                         CALCULATION OF REGISTRATION FEE
             Proposed Maximum Offering Price Per Share (2)     Proposed Maximum
                          Aggregate Offering Price (3)
                   Amount               Amount of Registration Fees
                   Title of Securities     to be Registered(1)
                                to be Registered
    Common Stock,$.0625 par value per Share     121,000     $4.35     $526,350
                                     $131.59
                                        shares
                                        ------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Based upon the last reported sale price on The Nasdaq Stock Market, Inc. National Market System on September 7, 2001.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 121,000, the number of shares registered by this Registration Statement by $4.35 per share, the last reported sale price on The Nasdaq Stock Market, Inc. National Market System on September 7, 2001.

                                TABLE OF CONTENTS




Item  1.     Plan  Information                                           *

Item  2.     Registrant  Information  and  Plan  Annual  Information     *

Item  2A    .Reoffer  Prospectus                                       I-1

Item  3.     Incorporation  of  Documents  by  Reference              II-1

Item  4.     Description  of  Securities                              II-1

Item  5.     Interests  of  Named  Experts  and  Counsel              II-1

Item  6.     Indemnification  of  Directors  and  Officers            II-1

Item  7.     Exemption  from  Registration  Claimed                   II-2

Item  8.     Exhibits                                                 II-2

Item  9.     Undertakings                                             II-2



* Separately given to participants. Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under
Section  10(a)  of  the  Securities  Act  of  1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATIONITEM  1.     PLAN  INFORMATION

          Omitted.

ITEM 2. REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATIONITEM 2. REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION

          Omitted.

ITEM  2A.     REOFFER  PROSPECTUSITEM  2A.     REOFFER  PROSPECTUS

          A prospectus relating to the reoffer of control securities and restricted securities acquired by participants under the Plan follows below.

                                     ------


                               REOFFER PROSPECTUS
                               ------------------


                         121,000 Shares of Common Stock
                         (Par Value $0.0625 per Share )



                       NEW BRUNSWICK SCIENTIFIC CO., INC.





                                 _______________

     This prospectus has been prepared for use in connection with the proposed sales by the stockholders named herein (the "Selling Stockholders") of an aggregate of 121,000 shares of Common Stock (par value $0.0625 share) of New Brunswick Scientific Co., Inc. (the "Company") acquired by the Selling Stockholders upon the exercise of options granted to them under the Company's 1999 Stock Option Plan for Nonemployee Directors.

     It is contemplated that offerings and/or sales by the Selling Stockholders will be made from time to time pursuant to this Registration Statement.



                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
              DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
                     NOR HAS THE COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                               A CRIMINAL OFFENSE.





               The date of this Prospectus is September 10, 2001.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois and Seven World Trade, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The  following  documents  are  hereby  incorporated  herein  by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     (c) The description of the Company's Common Stock set forth under the caption "Capital Stock to be Registered" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934 filed with the Commission on April 13, 1973, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-42505) ; and

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since the end of the fiscal year referred to in (a) above.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date hereof to the termination of the offering of the securities covered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Copies of documents incorporated herein by reference may be obtained upon written or oral request without charge (other than exhibits thereto) from the headquarters office of the Company, New Brunswick Scientific Co., Inc., 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005, (732) 287-1200,
Attn:  Vice  President,  Finance.

                                   THE COMPANY

     New Brunswick Scientific Co., Inc. and its subsidiaries ("the Company") design, manufacture and market a variety of equipment used in biotechnology to create, maintain, measure and control the physical and biochemical conditions required for the growth and detection of microorganisms. This equipment is used in medical, biological, chemical, and environmental research and for the commercial development of antibiotics, proteins, hormones, enzymes, monoclonal antibodies, agricultural products, fuels, vitamins, vaccines and other substances. The equipment sold by the Company includes fermentation equipment, bioreactors, biological shakers, nutrient sterilizing and dispensing equipment, ultra-low temperature freezers and tissue culture apparatus.

     In late 1999, the Company acquired DJM Cryo-Research Limited, the manufacturer of the ultra-low temperature freezers which the Company has been marketing. The Company also owns a minority interest in DGI BioTechnologies, Inc. (DGI), which was established in 1995 by the Company to develop and commercialize a novel technology that facilitates the discovery of new drugs. Prior to June 14, 2001, the Company owned a controlling interest in DGI and consolidated the operations of DGI with that of the Company, however following the closing on such date by DGI of an investment transaction with an institutional investor, the Company's ownership percentage in DGI was reduced to 47%. Accordingly, the Company now reports its percentage of income or loss in DGI's operations on the equity method of accounting based upon its continued ability to exercise significant influence over DGI.

     The Company was incorporated in 1958 as the successor to a business founded in 1946 by David and Sigmund Freedman, its principal stockholders and two of its directors and executive officers. The Company owns its 243,000 square foot headquarters and primary production facility located on 17 acres of land in Edison, New Jersey.


                              SELLING STOCKHOLDERS

     The table below sets forth the names and present positions held by the Selling Stockholders, all of whose addresses are care of the Company at 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005. The shares that the Selling Stockholders may offer from time to time are shares acquired or to be acquired by them upon the exercise of awards that have been or may in the future be granted to them by the Company pursuant to the Company's 1999 Stock Option Plan for Nonemployee Directors (the "Plan"). The following table lists all persons holding awards, who, because of their position with the Company or amount of stock of the Company owned by them, may be deemed to be "affiliates" and persons who are nonaffiliates who have acquired shares under the Plan prior to the filing of the registration statement of which this prospectus is a part. The Selling Stockholders may from time to time offer all or part of the shares acquired by them upon the exercise of options now held or which may be granted to them in the future by the Company in any trading markets. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any part of the proceeds of the sale of any such shares. The Selling
Stockholders will pay any and all brokerage commissions charged to sellers in connection with such sales.

Name                    Present  Position  with  Company         No.  of  Shares
----                    --------------------------------         ---------------

Martin  Siegel               Former  Director                    8,250

Dr.  David  Pramer           Director                            8,250

Kiyoshi  Masuda              Director                            8,250

Ernest  Gross                Director                            8,250

Peter  Schkeeper             Director                            8,250

Kenneth  Freedman            Director                            8,250

Dr.  Jerome  Birnbaum        Director                            8,250

Daniel  S.  Van  Riper       Director                            5,500

                                  LEGAL MATTERS

     The legality of the shares of Common Stock being offered hereby will be passed upon by Norris, McLaughlin & Marcus, P.A., 721 Route 202-206, P.O. Box 1018, Somerville, New Jersey 08876-1018.

                            EXPERTS AND MISCELLANEOUS


     The financial statements and schedule of New Brunswick Scientific Co., Inc. as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The Common stock of the Company, including the shares offered hereby, is designated for quotation on the Nasdaq Stock Market, Inc. National Market System under the symbol: NBSC.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the reoffer and resale of securities by the Selling Stockholders hereunder.

                                 INDEMNIFICATION

     Under the laws of New Jersey, the By-Laws of the Company and certain contractual arrangements between the Company and its directors, the directors, officers, employees and agents of the Company are entitled to be indemnified by the Company against all expenses and liabilities incurred by them by reason of any proceeding involving the corporate agent by reason of his being or having been a corporate agent, if such corporate agent acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Company and in the case of directors, in addition to the foregoing, if such director did not breach his duty of loyalty to the Company or its shareholders and did not receive and improper personal benefit.

     In addition to such other rights of indemnification as they may have as corporate agents of the Company, the Company shall defend, indemnify and hold harmless the members of the Board of Directors against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the member of the Board of Directors seeking indemnification; provided that upon the institution of any such action, suit or proceeding, the member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on his or her own behalf.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed by New Brunswick Scientific Co., Inc. (the "Company") with the Commission are also incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000; and

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

(c) The description of the Company's Common Stock set forth under the caption "Capital Stock to be Registered" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934 filed with the Commission on April 13, 1973, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-42505).

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Under the laws of New Jersey, the By-Laws of the Company and certain contractual arrangements between the Company and its directors, the directors, officers, employees and agents of the Company are entitled to be indemnified by the Company against all expenses and liabilities incurred by them by reason of any proceeding involving the corporate agent by reason of his being or having been a corporate agent, if such corporate agent acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Company and in the case of directors, in addition to the foregoing, if such director did not breach his duty of loyalty to the Company or its shareholders and did not receive and improper personal benefit.

     In addition to such other rights of indemnification as they may have as corporate agents of the Company, the Company shall defend, indemnify and hold harmless the members of the Board of Directors against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgement based upon a finding of bad faith on the part of the member of the Board of Directors seeking indemnification; provided that upon the institution of any such action, suit or proceeding, the member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on his or her own behalf.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provision, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Offers and sales of Common Stock pursuant to the Plan are exempt from registration under the Securities Act of 1933, as amended, by virtue of Sections 4(2) and/or 2(11) of such Act and Rule 504 promulgated by the Commission as a part of Regulation D.

ITEM  8.     EXHIBITS

     4(a)          New Brunswick Scientific Co., Inc. 1999 Stock Option Plan for
Nonemployee Directors, is incorporated herein by reference to Exhibit A attached to the Company's definitive proxy materials with respect to its1999 Annual Meeting of Shareholders, filed with the Commission on April 14, 1999.
     *5          Opinion  of  Norris,  McLaughlin  &  Marcus,  P.A.
     *23(a)          Consent  of  KPMG  LLP
     23(b)          Consent  of  Norris,  McLaughlin & Marcus, P.A. (included in
Exhibit  5)
     24          Power  of  Attorney  (included  on  signature  page)
   __________________________________________________________________________
          *Filed  herewith

ITEM  9.      UNDERTAKINGS

     (a)     The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                              (iii)     To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (iv) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (v) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey on the 10th day of September, 2001.

                              NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.



                              By:      /s/  David  Freedman
                                       -------------------------
                                        David  Freedman,  Chairman


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Freedman (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


     Person                      Capacity                    Date
     ------                      --------                    ----

/s/  David  Freedman             Chairman  of the Board    September  10,  2001
--------------------
     David  Freedman             and  Director


/s/  Sigmund  Freedman           Treasurer                 September  10,  2001
----------------------
     Sigmund  Freedman           and  Director


/s/  Samuel  Eichenbaum          Vice  President, Finance  September  10,  2001
-----------------------
     Samuel  Eichenbaum          and  Chief  Financial  Officer


/s/  Peter  Schkeeper            Director                  September  10,  2001
---------------------
     Peter  Schkeeper


/s/  Kiyoshi  Masuda             Director                  September  10,  2001
--------------------
     Kiyoshi  Masuda


/s/  Ernest  Gross               Director                  September  10,  2001
------------------
     Ernest  Gross


/s/  Kenneth  Freedman           Director                  September  10,  2001
----------------------
     Kenneth  Freedman

/s/  Dr.  Jerome  Birnbaum       Director                  September  10,  2001
--------------------------
     Dr.  Jerome  Birnbaum


/s/  Dr.  David  Pramer          Director                  September  10,  2001
-----------------------
     Dr.  David  Pramer


/s/  Daniel  S.  Van  Riper      Director                  September  10,  2001
---------------------------
     Daniel  S.  Van  Riper

                                                                      Exhibit 5


                                                           September  10,  2001

New  Brunswick  Scientific  Co.,  Inc.
44  Talmadge  Road
Edison,  New  Jersey  08818-4005

Re:  New  Brunswick  Scientific  Co.,  Inc.
     1999  Stock  Option  Plan  for  Nonemployee  Directors
     ------------------------------------------------------

Ladies  and  Gentlemen:

     We refer you to the proposed Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1993, of New Brunswick Scientific Co., Inc. (the "Company") pertaining to the offer and sale by the Company of 121,000 shares of the Company's Common Stock, $0.0625 par value (the "Common Shares") pursuant to options granted from time to time under the Company's 1999 Stock Option Plan for Nonemployee Directors (the "Plan").

     We have acted as counsel to the Company in connection with the Registration Statement. In such capacity, we have examined the Registration Statement, copies of the Company's Certificate of Incorporation and amendments thereto, the Plan, certificates of officers of the Company and of public officials and such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.

     Based upon the foregoing examination, it is our opinion that upon the issuance of certificates evidencing the Common Shares and delivery thereof in exchange for payment of the option prices set forth under the Plan from time to time, and upon satisfaction of all other conditions, if any, applicable to such issuance, then the Common Shares shall be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the prospectus included in such Registration Statement under the heading "Legal Matters."

     Very  truly  yours,

     NORRIS,  McLAUGHLIN  &  MARCUS,  P.A.

     /s/ PETER D. HUTCHEON

     PETER  D.  HUTCHEON,
     A  Member  of  the  Firm

PDH:

                                                                   Exhibit 23(a)



CONSENT  OF  INDEPENDENT  AUDITOR'S

The  Board  of  Directors  and  Shareholders
New  Brunswick  Scientific  Co.,  Inc.


We consent to incorporation by reference in the registration statement related to the New Brunswick Scientific Co., Inc., 1999 Stock Option Plan for Nonemployee Directors on Form S-8 of New Brunswick Scientific Co., Inc., of our report dated February 12, 2001, except as to the second paragraph of note 6, which is as of March 27, 2001, relating to the consolidated balance sheets of New Brunswick Scientific Co., Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, cash flows and comprehensive loss for each of the years in the three-year period ended December 31, 2000, and related financial statement schedule, which report appears in the December 31, 2000 Annual Report on Form 10-K of New Brunswick Scientific Co., Inc. and to the reference to our firm under the heading "Experts and Miscellaneous" in the registration statement.

KPMG  LLP

/s/  KPMG  LLP


Short  Hills,  New  Jersey
September  10,  2001